Exhibit 99.1

A-Mark to Acquire Leading E-commerce Retailer JM Bullion, Creating the Industry’s Preeminent Fully Integrated Precious Metals Platform

El Segundo, CA – February 9, 2021 – A-Mark Precious Metals, Inc. (NASDAQ: AMRK) (A-Mark), a leading fully integrated precious metals platform, has entered into a definitive agreement with

JM Bullion, Inc. (JMB), a leading e-commerce retailer of precious metals, to acquire the remaining 79.5% of the issued and outstanding shares of JMB not currently owned by A-Mark. The proposed acquisition follows a longstanding and highly synergistic relationship between the companies that dates back to A-Mark’s initial minority investment in JMB in 2014.

JM Bullion (JMB) Overview

Founded in 2011 and headquartered in Dallas, Texas, JMB is a leading e-commerce retailer providing access to a broad array of gold, silver, copper, platinum, and palladium products through its company owned websites and marketplaces. JMB operates five separately branded, company-owned websites targeting specific niches within the precious metals market, including JMBullion.com, ProvidentMetals.com, Silver.com, GoldPrice.org, SilverPrice.org, and also sells products through eBay.

Acquisition Summary

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A-Mark will pay a total of $138.3 million for the 79.5% of JMB it does not currently own, implying a total valuation for JMB of $174.0 million. Total consideration is comprised of $103.7 million of cash and $34.6 million of A-Mark common stock. The total consideration is subject to certain closing adjustments, customary working capital adjustments, and expense sharing arrangements.

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JMB CEO and Co-Founder Michael Wittmeyer and Chairman Kendall Saville will join A-Mark’s board of directors. Wittmeyer will remain CEO of JMB and will assume the title of Executive VP of A-Mark’s Direct Sales segment, which also includes A-Mark’s existing Goldline business.

•	A-Mark intends to finance the cash portion of the purchase price with cash on hand and through any available means of financing, including a public or private equity or convertible debt offering.
•	The acquisition is expected to close in the first quarter of calendar 2021, subject to customary closing conditions and regulatory approval.

JMB financial and operational highlights for the fiscal year ended December 31, 2020 include:

•	Net sales of $1.49 billion, gross profit of $78.9 million, and pre-tax income of $62.2 million;
•	1.3 million total users (up approximately 30% year-over-year), of which more than 300,000 purchased products during the year (up approximately 70% year-over-year);
•	Processed 794,000 orders (up approximately 80% year-over-year); and

•	Sold more than 21 million ounces of silver (up approximately 120% year-over-year) and more than 500,000 ounces of gold (up approximately 170% year-over-year).

Strategic Rationale

•	Channel Diversification: JMB significantly increases A-Mark’s Direct Sales segment, which will represent nearly 50% of the combined company’s pre-tax income on a pro forma basis.
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Broadens Consumer-Facing Brand Portfolio: JMB will provide A-Mark with the ability to tailor its merchandising and pricing strategies to multiple customer demographics across the combined business’s six unique consumer-facing brands.

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Expands A-Mark’s Logistics Footprint: JMB will add a centrally located distribution hub in Dallas, Texas, which will further improve A-Mark’s ability to service customers on the East Coast as well as expands its overall capacity.

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Attractive Customer Economics: JMB’s proven and proprietary online marketing strategies enable it to acquire customers at attractive rates and realize average order values at over 50x its customer acquisition cost (CAC).

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Highly Complementary Management Teams: The A-Mark and JMB senior leadership teams have significant precious metals market expertise and deep online and e-commerce experience. Both management teams have worked closely together since A-Mark’s initial minority investment in JMB in 2014.

Management Commentary

“E-commerce platforms like JMB have been taking substantial market share from the traditional brick-and-mortar and offline coin dealers and are becoming a significantly growing share of the global precious metals market,” said A-Mark CEO Greg Roberts. “With this acquisition, JMB immediately becomes the anchor in our direct-to-retail strategy, significantly bolstering A-Mark’s capabilities and dramatically broadening our consumer-facing footprint and brand portfolio. Given our familiarity with JMB, including our close working relationship with its leaders and integrated workstreams, we are confident that as a truly unified organization, we will be able to more effectively capitalize on the bourgeoning demand for precious metals through online and e-commerce channels.”

Wittmeyer added: “Since our founding, we have been fortunate to be supported by high-quality partners like Greg and the A-Mark team, who have helped JMB pursue its mission to create one of the largest and fastest growing online retailers of precious metals in the world. With A-Mark’s unmatched capabilities, integrated supply chain, and expansive product portfolio, JMB will be even better positioned to service our growing and valuable customer base.”

Transaction Advisors

D.A. Davidson & Co. is acting as financial advisor to A-Mark, and Kramer Levin Naftalis & Frankel LLP and Frye & Hsieh LLP are acting as legal advisors to A-Mark. Duane Morris LLP is acting as legal advisor to JMB.

Conference Call

A-Mark will hold a conference call today (February 9, 2020) at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss the proposed transaction as well as the company’s financial results for the fiscal second quarter ended December 31, 2020. A question-and-answer session will follow management's presentation.

To participate, please dial the appropriate number at least five minutes prior to the start time and ask for the A-Mark Precious Metals conference call.

U.S. dial-in number: 1-877-407-0789

International number: 1-201-689-8562

Conference ID: 13716127

The conference call will be broadcast simultaneously and available for replay via the Investor Relations section of A-Mark’s website at www.amark.com. If you have any difficulty connecting with the conference call or webcast, please contact A-Mark’s investor relations team at 1-949-574-3860.

A replay of the call will be available after 8:00 p.m. Eastern time through February 23, 2021.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Conference ID: 13716127

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any shares of common stock of A-Mark. Any offer will be made only by means of a prospectus supplement and accompanying prospectus forming a part of an effective registration statement of A-Mark.

About A-Mark Precious Metals

Founded in 1965, A-Mark Precious Metals, Inc. (NASDAQ: AMRK) is a leading full-service precious metals company and wholesaler of gold, silver, platinum and palladium bullion and related products. The company’s global customer base includes sovereign and private mints, manufacturers and fabricators, refiners, dealers, financial institutions, industrial users, investors, collectors, and e-commerce and other retail customers. The company conducts its operations through three complementary segments: Wholesale, Secured Lending, and Direct Sales.

A-Mark is headquartered in El Segundo, California, with offices and facilities in Los Angeles, California, Vienna, Austria, Las Vegas, Nevada, and Winchester, Indiana. For more information, visit www.amark.com.

About JM Bullion

JM Bullion is a leading online retailer of precious metals, headquartered in Dallas, Texas. JM Bullion believes everyone should plan for their future, and ensures anyone, regardless of budget, has the opportunity to physically own investments proven to retain value throughout generations. Start safeguarding tomorrow today. For more information, visit www.jmbullion.com.

Important Cautions Regarding Forward-Looking Statements

Statements in this press release that relate to future plans, objectives, expectations, performance, events, and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Future events, risks, and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ include the following: the ability to satisfy the conditions to the closing of the JMB acquisition; the failure to consummate the financing for the cash portion of the purchase price; difficulties integrating the businesses and management of A-Mark and JMB; the failure to achieve the anticipated benefits of the combined company; changes in consumer demand and preferences for precious metal products; the effects of the COVID-19 pandemic and the eventual return to normalized business and economic conditions;  and the strategic, business, economic, financial, political and governmental risks described in in the company’s public filings with the Securities and Exchange Commission.

The words "should," "believe," "estimate," "expect," "intend," "anticipate," "foresee," "plan" and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. Additionally, any statements related to future performance are forward-looking statements. The company undertakes no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

Company Contact:

Thor Gjerdrum, President

A-Mark Precious Metals, Inc.

1-310-587-1414

thor@amark.com

Investor Relations Contact:

Matt Glover

Gateway Investor Relations

1-949-574-3860

AMRK@gatewayir.com